SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2010

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On August 17, 2010, senior management of HopFed Bancorp, Inc. (the “Company”) will review the attached presentation (the “Investor Presentation”) at the Howe Barnes Hoefer & Arnett Investor Conference. A copy of the Investor Presentation is posted on the Company’s Investor Relation’s website, www.bankwithheritage.com.

A copy of the Investor Presentation is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 7.01. In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 7.01 and the Investor Presentation attached to this Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” to the SEC and not deemed to be “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section.

Statements made in the Investor Presentation include various aspects of the Company’s strategic, business and financial plans. Statements made in the Investor Presentation, which are not historical, are forward-looking and based on management’s estimates, objectives, vision, projections, forecasts, plans, anticipations, targets, drivers, strategies, beliefs, intent, expectations, outlook, opportunities and initiatives, and thus are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. See “Cautionary and Forward-Looking Statements” included in the Investor Presentation.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

99.1	Investor Presentation at the Howe Barnes Hoefer & Arnett Investor Conference on August 17, 2010 – furnished pursuant to Item 7.01 as part of this Current Report on Form 8-K and is not to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: August 17, 2010	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

99.1	Investor Presentation at the Howe Barnes Hoefer & Arnett Investor Conference on August 17, 2010.